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                                                                    EXHIBIT 99.1


[MEDICAL ASSURANCE LOGO]                                            NEWS RELEASE


                                                                 Frank B. O'Neil
                                 Senior Vice President, Corporate Communications
                                   205-877-4460 - 800-282-6242 - foneil@maih.com


MEDICAL ASSURANCE REPORTS FIRST QUARTER RESULTS
AND PROVIDES MERGER UPDATE

         - INCREASES IN PREMIUMS AND REVENUES OVER Q1 2000

         - NO MODERATION SEEN IN LEGAL COST TRENDS

         - MERGER DOCUMENTS MAILED TO SHAREHOLDERS ON MAY 7, 2001

BIRMINGHAM, AL - (BUSINESS WIRE) - May 8, 2001 - Medical Assurance, Inc. (NYSE:
MAI) today reported that Net Premiums Earned and Total Revenues were higher in the first quarter of 2001 than in the same period last year.

Medical Assurance's Chairman and President A. Derrill Crowe, M.D. said, "We continue to focus on increasing premiums to properly reflect the increased risk we face. Higher rates and stricter underwriting have ensured that we are receiving more premium for each unit of exposure, and while we do face higher legal costs and losses, we believe our rate actions and underwriting discipline are beginning to pay off. Medical Assurance remains profitable and is one of the most stable companies in our industry. Our merger with Professionals Group is heading into the home stretch now that we have mailed merger documents to shareholders, and we believe the completion of that merger will enhance our competitive position."

RESULTS OF FIRST QUARTER 2001 OPERATIONS

Total premiums written in the first quarter were $78.9 million, an increase of $16.9 million over the first quarter of 2000. Price increases accounted for $9.7 million of that increase, while normal variability in the number of insureds, particularly in accident and health and workers compensation programs, accounted for the remainder. Net Premiums Earned increased $12.3 million to $49.5 million, reflecting the result of price increases put in place over the past year. Net Premiums Earned is the primary component of Total Revenues, which were $60.4 million in the quarter, $12.5 million higher than last year. The other components of Total Revenues, Net Investment Income, and Other Income, which includes Capital Gains, were flat, quarter-over-quarter.

Offsetting these revenues were Total Expenses, which were $59.0 million in the quarter, compared to $38.3 million last year. The increase in expenses was a result of the higher losses and legal costs the Company has highlighted for the past year, and higher acquisition costs resulting from commissions that increase in proportion to premiums. The Company did not recognize any development on prior accident year reserves during the quarter; during 2000, it recognized $10 million of favorable development.

As a result, Net Income and Operating Income, which excludes Capital Gains and guaranty fund assessments, was $2.3 million for the quarter. Operating Income per share and Net Income per share was $0.10 per share (basic and diluted). In 2000's first quarter Operating Income was $0.32 per share (basic and diluted) and Net Income per share was $0.33.

ADDITIONAL PER SHARE DATA

Book Value per Share, or Total Stockholders' Equity per outstanding share, is $15.39 at March 31. Book Value per Share, excluding the effects of unrealized gains (and losses) on investments (FAS 115), is $15.36.


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[MEDICAL ASSURANCE LOGO]                                  NEWS RELEASE CONTINUES

PROASSURANCE MERGER UPDATE

Medical Assurance also announced today that it would hold a Special Meeting of Shareholders on June 25, 2001 to vote on the proposed merger with Professionals Group, which will also hold a meeting that day to vote on the merger. Both companies mailed a Notice and Proxy to their shareholders on May 7, 2001.

Medical Assurance expects the merger to be approved at the respective meetings, and the transaction is expected to close on June 27, 2001. Under that timetable, ProAssurance Corporation, the holding company formed as a result of the merger, would begin trading on the New York Stock Exchange on Thursday, June 28, 2001, under the trading symbol PRA.

CONFERENCE CALL INFORMATION

Medical Assurance will host a conference call at 9:00 AM ET on Wednesday, May 9, 2001 to discuss the results of 2001's first quarter and the progress of the merger with Professionals Group. Investors may participate by calling (888) 868-9080. The call will be webcast at www.streetevents.com and their associated websites and on the Investor Relations section of the Medical Assurance website, www.medicalassurance.com. As previously announced, there will be no replay of the call available by any means.

Investors who wish to be notified in advance of the Company's conference calls and live webcasts may register to receive e-mail notification at the Investor Relations section of the Company's website, or they may call or write the Company's Investor Relations Department.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This news release contains historical information, as well as forward-looking statements that are based upon Medical Assurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The Company's expectations regarding the timing, financing, closing, and effects of the merger with Professionals Group may be beyond the Company's control and thus difficult to predict. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by Medical Assurance and ProAssurance Corporation with the Securities and Exchange Commission, including Medical Assurance's Form 10K for the year ended December 31, 2000 and the ProAssurance Form S-4 Registration Statement and Amendments (Registration No. 333-49378). In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that Medical Assurance's objectives or plans will be realized.

AVAILABILITY OF MERGER DOCUMENTS

Investors and shareholders are encouraged to read the ProAssurance Registration Statement (Registration No. 333-49378) because it contains information regarding the consolidation and their legal rights. Investors and shareholders can obtain a free copy of the Registration Statement from the ProAssurance website, www.proassurance.com. The Registration Statement, as well as documents filed by Medical Assurance with the Securities and Exchange Commission are also available from the Securities and Exchange Commission's website at www.sec.gov. All documents are available without charge upon request to:

                             Medical Assurance, Inc.
                               100 Brookwood Place
                            Birmingham, Alabama 35209
                           Attention: Frank B. O'Neil
                          205-877-4460 or 800-282-6242

Medical Assurance and its directors and officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Medical Assurance in connection with the consolidation. Information about the directors and officers of Medical Assurance and their ownership of Medical Assurance common stock is set forth in Medical Assurance's Form 10K for the year ended December 31, 2000. You can obtain a free copy of the Form 10K at the Securities and Exchange Commission's website at www.sec.gov or by contacting Medical Assurance at the address set forth above.


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[MEDICAL ASSURANCE LOGO]                                  NEWS RELEASE CONTINUES


When Medical Assurance files its Form 10Q for the first quarter of 2001 with the Securities and Exchange Commission, copies may be obtained from the Company's website, www.medicalassurance.com, or by contacting the Company directly. For further information, contact Frank B. O'Neil, Senior Vice President, Corporate Communications (205-877-4460 or foneil@maih.com), or James J. Morello, Treasurer (205-877-4400); P. O. Box 590009; Birmingham, AL 35259; or consult the Company's website.

CORPORATE INFORMATION

Medical Assurance's financial strength is recognized by Standard and Poor's, which rates Medical Assurance's Claims Paying Ability as A+, and by A. M. Best, which awards Medical Assurance a rating of A (Excellent), the highest rating given to insurance groups specializing in health care liability.

Medical Assurance is a leader in providing excellent customer service and innovative, cost-effective malpractice protection to physicians, hospitals, dentists, and health care organizations. The Company serves its insureds from a national headquarters in Birmingham, Alabama and offices throughout the Southeast and Midwest. The Company continues to investigate the feasibility of growth through acquisition or other business combinations.


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[MEDICAL ASSURANCE LOGO]                                  NEWS RELEASE CONTINUES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME:
         (in thousands, except per share data)

                                                                    Three Months Ended
                                                                        March 31,

                                                                 2001               2000
                                                               --------           --------
Direct and assumed premiums written                            $ 78,870           $ 61,954
                                                               ========           ========

Revenues
     Net premiums earned                                       $ 49,545           $ 37,276
     Net investment income                                       10,178              9,765
     Other income                                                   691                883
                                                               --------           --------

Total revenues                                                   60,414             47,924

Expenses
     Net losses and loss adjustment expenses                     46,986             29,655
     Underwriting, acquisition and insurance expenses            12,016              8,679
                                                               --------           --------

Total expenses                                                   59,002             38,334
                                                               --------           --------

Income before income taxes                                        1,412              9,590

Provision (benefit) for income taxes                               (861)             1,895
                                                               --------           --------

NET INCOME                                                     $  2,273           $  7,695
                                                               ========           ========

Weighted average number of common shares outstanding
     (basic and diluted)                                         22,697             23,403
                                                               ========           ========

Earnings per share (basic and diluted)
     Net income                                                $   0.10           $   0.33
                                                               ========           ========

     Operating income                                          $   0.10           $   0.32
                                                               ========           ========

OPERATING INCOME                                               $  2,253           $  7,483
                                                               ========           ========

UNAUDITED SELECTED BALANCE SHEET DATA:
         (in thousands, except per share data)

                                                             MARCH 31, 2001    December 31, 2000
                                                             --------------    -----------------
Book Value per Share                                           $    15.39         $    15.22
Book Value per Share (ex FAS115)                               $    15.36         $    15.26
Stockholders' Equity                                           $  349,000         $  345,000
Total Investments                                              $  810,000         $  797,000
Total Assets                                                   $1,162,000         $1,123,000
Policy Liabilities                                             $  800,000         $  765,000


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